UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 17, 2011

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its 2011 Annual Meeting of Stockholders on May 17, 2011.  The following proposals were submitted to the holders of the Company’s common stock for a vote:

1.	The election of two nominees to the Board of Directors;

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To hold an advisory vote on executive compensation; and

4.	To hold an advisory vote regarding the frequency of future stockholder advisory votes on executive compensation.

44,686,995 shares of the Company’s common stock were represented at the meeting or 94% of the Company’s voting capital stock.  2,744,541 of the 44,686,995 shares were broker non-votes and were only included in the results on proposal 2.

The results of such votes were as follows:

1.	The following votes were cast in the election of the two nominees to the Board of Directors:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Total

M. Jay Allison	40,515,143	1,427,311	41,942,454
David W. Sledge	35,631,770	6,310,684	41,942,454

2.	The following votes were cast in the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Total

44,453,596	226,700	6,699	44,686,995

3.	The following votes were cast in the advisory vote on executive compensation.

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Total

27,819,721	13,504,311	618,422	41,942,454

4.	The following votes were cast in the advisory vote regarding the frequency of future stockholder advisory votes on executive compensation.

Number of Votes For			Number of Votes Abstaining
Every 1 Year	Every 2 Years	Every 3 Years		Total

32,013,929	97,599	9,209,368	621,558	41,942,454

The Board of Directors, having duly considered the results of this year's advisory votes on proposals 3 and 4, has determined that an advisory vote on the Company's executive compensation will be held annually until the next required vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: May 19, 2011	By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice-President, Chief Financial Officer and Corporate Secretary